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                                                                   EXHIBIT T3E.5

                                OFFER TO EXCHANGE
                      IN RESPECT OF ANY AND ALL OUTSTANDING

             6% SENIOR SUBORDINATED NOTES DUE 2007 (THE "OLD NOTES")
                               (CUSIP 828395 AB 9)

                                    ISSUED BY

                            SILVERLEAF RESORTS, INC.

                           NOTICE TO BENEFICIAL OWNERS

To Our Clients:


     Enclosed for your consideration is an Offer to Exchange dated May 4, 2004 (the "Offer to Exchange") and a form of Letter of Transmittal relating to the offer by Silverleaf Resorts, Inc. (the "Company" or "Silverleaf") to exchange for each $500 principal amount of the Old Notes (i) $500 principal amount of its 8% Senior Subordinated Notes due 2010 (the "Exchange Notes"), and (ii) an additional payment of interest (the "Additional Interest Payment") in an amount equal to the interest accrued on each Old Note held by an exchanging noteholder from April 1, 2004 through the date before the Exchange Date, which payment shall be payment in full of the accrued, unpaid interest on each Old Note exchanged.


     THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 2, 2004 (THE "EXPIRATION DATE"), UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION, IN WHICH CASE THE TERM "EXPIRATION DATE" SHALL MEAN THE LATEST DATE AND TIME TO WHICH THE EXCHANGE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

     The completion, execution and delivery of the Letter of Transmittal by a Holder in connection with the tender of Notes on or prior to the Expiration Date will be deemed to be an approval of the terms and conditions of the New Indenture and the Exchange Notes and the other matters described in the Offer to Exchange under the heading "The Exchange Offer."



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      The Offer to Exchange is subject to the satisfaction of certain conditions, including the valid tender (without withdrawal) of not less than 80% in aggregate principal amount of the Old Notes outstanding on the Expiration Date.

     Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Offer to Exchange.

     This material relating to the Exchange Offer is being forwarded to you as the beneficial owner of Old Notes carried by us for your account or benefit but not registered in your name. A tender of any Old Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, Silverleaf urges beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered Holder promptly if they wish to tender Old Notes pursuant to the Exchange Offer.

     Accordingly, we request instructions as to whether you wish us to tender any or all of the Old Notes held by us for your account. We urge you to read carefully the Offer to Exchange, the Letter of Transmittal, and the other materials provided herewith before instructing us to tender your Old Notes.

     Your instructions to us, which can be made using the attached form, should be forwarded as promptly as possible to permit us to tender your Old Notes on your behalf in accordance with the provisions of the Exchange Offer. Please note that tenders of Old Notes must be received by 5:00 p.m., Eastern Daylight time, on June 2, 2004, unless the Exchange Offer is extended.

     Tenders of Notes may be withdrawn at any time on or prior to the Expiration Date.

     Your attention is directed to the following:

     1.   The Exchange Offer is for any and all Old Notes that are outstanding.

     2. If you desire to tender any Old Notes pursuant to the Exchange Offer, we must receive your instructions in ample time to permit us to effect a tender of your Old Notes on your behalf on or prior to 5:00 p.m., New York City time, on the Expiration Date.

     3. Silverleaf's obligation to deliver the Exchange Notes and the Additional Interest Payment for tendered Old Notes is subject to certain conditions set forth in the Offer to Exchange under the caption "The Exchange Offer--Conditions."

     IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR OLD NOTES HELD BY US FOR YOUR ACCOUNT OR BENEFIT PURSUANT TO THE EXCHANGE OFFER, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM THAT APPEARS ON THE FOLLOWING PAGES.

     The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Old Notes held by us and registered in our name for your account.


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             INSTRUCTIONS TO REGISTERED OWNER FROM BENEFICIAL OWNER

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer by Silverleaf with respect to the Old Notes.

     THIS WILL INSTRUCT YOU TO TENDER THE PRINCIPAL AMOUNT OF OLD NOTES INDICATED BELOW HELD BY YOU FOR THE ACCOUNT OR BENEFIT OF THE UNDERSIGNED WITH RESPECT TO THE PRINCIPAL AMOUNT OF OLD NOTES INDICATED BELOW, PURSUANT TO THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO EXCHANGE DATED MAY 4, 2004 AND IN THE LETTER OF TRANSMITTAL.


 6% SENIOR SUBORDINATED NOTES DUE 2007 OF SILVERLEAF RESORTS, INC. WHICH ARE TO
                      BE TENDERED IN THE OFFER TO EXCHANGE:


Principal Amount           Are 6% Senior Subordinated Notes due 2007 of
                           Silverleaf Resorts Inc. to be tendered?
                           ("Yes" or "No")*


$

* UNLESS OTHERWISE INDICATED, "YES" WILL BE ASSUMED.

     The undersigned acknowledges that by tendering the Old Notes for exchange, the undersigned hereby instructs the registered holder to:

     1. sell, assign, transfer, exchange and tender to the Company all right, title and interest in, to and under all of the Old Notes described above,

     2. agree to the terms and conditions of the New Indenture and the Exchange Notes; and

     3. authorize the Company, the Guarantors and the New Indenture Trustee to execute and deliver the New Indenture and the Exchange Notes.




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PLEASE SIGN HERE

Signature(s):
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Name(s) (Please Print):
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Address(es) (including zip code):
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Area Code and Telephone No.:                       Fax No.
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E-mail address:
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Tax Identification or Social Security No.:
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My Account Number With You:
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Date:
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